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 312 861-2000
                                                                  EXHIBIT 5.1



                                                   June 13, 1996


Capital Auto Receivables, Inc.
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

         RE:      CAPITAL AUTO RECEIVABLES, INC.
                  REGISTRATION STATEMENT ON FORM S-3 (NO. _________)

                  We have acted as special counsel to Capital Auto Receivables, Inc., a Delaware corporation (the "Company"), in connection with the above-referenced Registration Statement (together with the exhibits and any amendments hereto and the prospectus supplements described therein, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Securities (the "Securities") with an aggregate principal amount of $749,458,257.75. Pursuant to Rule 429 under the Securities Act of 1933, Securities in the aggregate principal amount of $9,250,541,742.25 registered by the Company under Registration No. 33-52597 and by GMAC Auto Receivables Corporation (which was merged into the Company) under Registration No. 33-49197 and not previously sold have been consolidated under this Registration Statement. The Registration Statement also constitutes Post- Effective Amendment No. 1 to Registration Statement No. 33-52597.

                  Two different base prospectuses are contained in the Registration Statement. One such prospectus (the "CARAT Prospectus") pertains to offerings by the Company of Securities issued by CARAT Trusts (as defined below), and the other such prospectus (the "Grantor Trust Prospectus") pertains to offerings by the Company of Securities issued by Grantor Trusts (as defined below).

                  As described in the CARAT Prospectus, the Securities issued pursuant to the CARAT Prospectus and related prospectus supplements (each, a "CARAT Prospectus Supplement") will be Asset Backed Notes ("CARAT Notes") and Asset Backed Certificates ("CARAT Certificates") that will be issued in series. Each series of CARAT Notes and CARAT Certificates will be issued by a Delaware business




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Capital Auto Receivables, Inc.
June 13, 1996
Page 2



trust (each, a "CARAT Trust") to be formed by the Company pursuant to a Trust Agreement (each, a "CARAT Trust Agreement") between the Company and an Owner Trustee to be specified in the related CARAT Prospectus Supplement. Each series issued by a CARAT Trust may include one or more classes of CARAT Notes and one or more classes of CARAT Certificates. The CARAT Notes of any CARAT Trust will be issued pursuant to an Indenture (each, a "CARAT Indenture") by and between such CARAT Trust and an Indenture Trustee to be specified in the related CARAT Prospectus Supplement and a Trust Sale and Servicing Agreement by and among such CARAT Trust, the Company and General Motors Acceptance Corporation, as servicer (each, a "CARAT Trust Sale and Servicing Agreement"). The CARAT Certificates of any CARAT Trust will be issued pursuant to a CARAT Trust Agreement.

                  As described in the Grantor Trust  Prospectus,  the Securities issued pursuant to the Grantor Trust Prospectus and related prospectus supplements will be Asset Backed Certificates, Class A ("Grantor Trust Certificates") to be issued in series, each series to be issued by a grantor trust to be formed by the Company (each, a "Grantor Trust"). Each series will be issued pursuant to a Pooling and Servicing Agreement among the Company, as Seller, General Motors Acceptance Corporation, as Servicer, and The First National Bank of Chicago, as Trustee (the "Trustee") (each, a "Grantor Trust Pooling and Servicing Agreement").

      We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the CARAT Notes, CARAT Certificates and Grantor Trust Certificates, and in order to express the opinion hereinafter stated, we have examined copies of the Registration Statement and, in each case as filed as an exhibit to or incorporated by reference in the Registration Statement, (i) the form of CARAT Indenture, (ii) the form of CARAT Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Business Trust Act included as an exhibit thereto (a "CARAT Trust Certificate")), (iii) the form of CARAT Trust Sale and Servicing Agreement, (iv) the form of CARAT Pooling and Servicing Agreement between General Motors Acceptance Corporation and the Company and (v) the form of Administration Agreement among the related CARAT Trust, the related Indenture Trustee and General Motors Acceptance Corporation, as administrator (collectively, the "CARAT Operative Documents"). We also have examined (i) the form of Grantor Trust Pooling and Servicing Agreement, (ii) the form of the Grantor Trust Certificate and (iii) the form of Purchase Agreement between General Motors Acceptance Corporation and the Company (each, a "Purchase Agreement"), in each case as filed as an exhibit to the Registration Statement. We have examined such other documents and such matters




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Capital Auto Receivables, Inc.
June 13, 1996
Page 3



of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

                  On the basis of the foregoing and on the basis of our examination of the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws and a review of a Certificate of the Secretary of State of the State of Delaware as to the good standing of the Company, it is our opinion that:

                  (a) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware;

                  (b) With respect to the CARAT Notes and CARAT Certificates of any series issued by any CARAT Trust, when, as and if (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the principal amount or certificate balance, price, interest rate and other principal terms of such CARAT Notes and CARAT Certificates and the forms of such CARAT Notes and CARAT Certificates have been duly established and approved by the Company's Board of Directors, (iii) the CARAT Operative Documents relating thereto have each been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, (iv) the CARAT Trust Certificate for the related CARAT Trust has been duly executed by the Owner Trustee and timely filed with the Secretary of State of the State of Delaware, (v) the related CARAT Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) such CARAT Notes and CARAT Certificates have been duly executed and issued by such CARAT Trust and authenticated by the Indenture Trustee or the Owner Trustee, as appropriate, and sold by the Company, all in accordance with the terms and conditions of the related CARAT Operative Documents and in the manner described in the Registration Statement, such CARAT Notes and CARAT Certificates will have been duly authorized by all necessary action of such CARAT Trust and will have been legally issued and will be enforceable in accordance with their terms and entitled to the benefits of the related CARAT Operative Documents, except as the same may be limited by Title 11 of the United States Code or other bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors' rights or the relief of debtors, as may be in




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Capital Auto Receivables, Inc.
June 13, 1996
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         effect from time to time, or by general principles of
         equity; and

                  (c) With respect to the Grantor Trust Certificates of any series, when, as and if (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the principal balance, price, interest rate and other principal terms of such Grantor Trust Certificates have been duly approved by the Board of Directors of the Company, (iii) the Grantor Trust Pooling and Servicing Agreement, the Purchase Agreement and other documents relating thereto have been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, and
         (iv) such Grantor Trust Certificates have been duly executed by the Company, authenticated by the Trustee and sold by the Company, all in accordance with the terms and conditions of the related Grantor Trust Pooling and Servicing Agreement and in the manner described in the Registration Statement, such Grantor Trust Certificates will have been duly authorized by all necessary corporate action of the Company and will have been legally issued and will be enforceable in accordance with their terms and entitled to the benefits of the related Grantor Trust Pooling and Servicing Agreement, except as the same may be limited by Title 11 of the United States Code or other bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors' rights or the relief of debtors, as may be in effect from time to time, or by general principles of equity.

                  We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of securities or "Blue Sky" laws of the various states to the offer or sale of the CARAT Notes, CARAT Certificates and Grantor Trust Certificates.

                  We wish to advise you that we are members of the bar of the State of New York and the opinions expressed herein are limited to the laws of the State of New York, the federal laws of the United States, the General Corporation Law of the State of Delaware and the Delaware Business Trust Act.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, the filing of our opinion of even date herewith with respect to certain tax matters as Exhibit 8.1 to




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Capital Auto Receivables, Inc.
June 13, 1996
Page 5


the Registration Statement, to the reference to our firm in the CARAT Prospectus included in the Registration Statement under the captions "PROSPECTUS SUMMARY--Certain Federal Income Tax Consequences," "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and "LEGAL OPINIONS" and to the reference to our firm in the Grantor Trust Prospectus included in the Registration Statement under the captions "PROSPECTUS SUMMARY--Tax Status," "FEDERAL INCOME TAX CONSEQUENCES-- TAX STATUS OF THE TRUST" and "LEGAL OPINIONS."

                                         Sincerely,



                                         ----------------------------------
                                         KIRKLAND & ELLIS